Exhibit 10.4

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made and effective as of this day of             , 20    , by and between Superior Energy Services, Inc., a Delaware corporation (the “Company”), and             (“Indemnitee”).

WITNESSETH:

WHEREAS, the Company seeks to attract and retain competent and experienced persons to serve as directors and desires to protect such individuals by providing comprehensive liability insurance and indemnification due to exposure to litigation costs and risks resulting from their service to the Company;

WHEREAS, the Board of Directors of the Company has concluded that to retain and attract talented and experienced individuals to serve as directors of the Company, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify its directors and to assume for itself maximum liability for expenses and damages in connection with claims against its directors in connection with their service to the Company;

WHEREAS, the General Corporation Law of the State of Delaware (the “DGCL”), under which the Company is organized, empowers the Company to indemnify by agreement its directors and expressly provides that the indemnification provided in the DGCL is not exclusive; and

WHEREAS, the Company desires and has requested the Indemnitee to serve as a director of the Company free from undue concern for claims for damages arising out of or related to such service to the Company.

NOW, THEREFORE, in consideration of the Indemnitee’s agreement to serve as a director of the Company, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto stipulate and agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the indicated meanings:

(a) “agent” of the Company means any person who is or was a director of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interest of the Company or a subsidiary of the Company as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or an affiliate of the Company. The term “enterprise” includes any employee benefit plan of the Company, its subsidiaries or affiliates.

(b) “Change of Control” means any one of the following circumstances occurring after the date hereof: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) under the Exchange Act, regardless of whether the Company is then subject to such reporting requirement; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall have become, without prior approval of the Company’s Board of Directors by approval of at least a majority of the Continuing Directors, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities (provided that, for purposes of this clause (ii), the term “person” shall exclude (x) the Company, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (z) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); (iii) there occurs a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; (iv) all or substantially all the assets of the Company are sold or disposed of in a transaction or series of related transactions; (v) the approval by the stockholders of the Company of a complete liquidation of the Company; or (vi) the Continuing Directors cease for any reason to constitute at least a majority of the members of the Board of Directors.

(c) “Continuing Director” means (i) each director on the Board of Directors on the date hereof or (ii) any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date hereof or whose election or nomination was so approved.

(d) “Corporate Status” means the status of a person who is or was a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent of the Company or any other Enterprise.

(e) “Enterprise” means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees, related disbursements, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, prosecution, defense, preparation to prosecute or defend or appeal (including the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent) of a proceeding, being or preparing to be a witness in, or otherwise participating in, a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, the Company’s Certificate of Incorporation, Bylaws, the DGCL or otherwise.

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee or of other indemnitees under similar indemnification agreements) or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i) “Liabilities” means any losses or liabilities, including any judgments, fines, excise taxes and penalties, penalties and amounts paid in settlement, arising out of or in connection with any proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, excise taxes and penalties, penalties or amounts paid in settlement).

(j) “proceeding” means any threatened, pending or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding hereinabove listed in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of any Corporate Status of Indemnitee, or by reason of any action taken (or failure to act) by him or her or of any action (or failure to act) on his or her part while serving in any Corporate Status.

(k) “subsidiary” means any corporation or other business entity of which more than 50% of the outstanding voting securities or other ownership interests having ordinary voting power to elect a majority of the board of directors (or similar governing bodies) is owned, directly or indirectly, by the Company, by the Company and one or more of its subsidiaries or by one or more of the Company’s subsidiaries.

For the purposes of this Agreement:

(a) References to “Company” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) Reference to “including” shall mean “including, without limitation,” regardless of whether the words “without limitation” actually appear, references to the words “herein,” “hereof” and “hereunder” and other words of similar import shall refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection or other subdivision.

2. Agreement to Serve. The Indemnitee agrees to serve as a director and agent of the Company in the capacities Indemnitee may hereafter agree to serve so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Certificate of Incorporation, Bylaws or otherwise of the Company, or until such time as he tenders his resignation in writing.

3. Maintenance of Liability Insurance. The Company agrees that, as long as the Indemnitee shall continue to serve as a director of the Company and/or as an agent in any other capacity and thereafter following the termination of service for so long as the Indemnitee shall be subject to any pending or possible indemnifiable claim (but in no event for less than a period of six years following the conclusion of such service), the Company shall maintain in full force and effect directors’ and officers’ liability insurance (the “D&O Insurance”) in a minimum aggregate amount of $20 million for each policy year from established and reputable insurers on such terms as are approved from time to time by the Board of Directors. The Indemnitee shall be named as an insured in all D&O Insurance in such a manner as to provide the Indemnitee with the maximum rights and benefits available under the D&O Insurance. Except as provided in any D&O Insurance policy, in no event shall this Agreement provide (by operation of law or otherwise) any insurance company any right to subrogation to Indemnitee’s right hereunder, and in no event shall any insurance company acquire (by subrogation, assignment or otherwise) any right to pursue Indemnitee’s rights hereunder.

4. Indemnification. To the fullest extent allowed by law, the Indemnitee shall be indemnified and held harmless by the Company against all expenses and Liabilities incurred by Indemnitee in connection with any proceeding to which the Indemnitee is a party, participant or is threatened to be made a party or participant, based upon, arising from, relating to or by reason of the fact that the Indemnitee is, was, shall be or shall have been an agent.

5. Mandatory Advancement of Expenses. The Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact of Indemnitee’s Corporate Status or by reason of anything done or not done by him in any such capacity. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate of Incorporation or Bylaws of the Company, the DGCL or otherwise. The advances to be made hereunder shall be paid by the Company to the Indemnitee within 10 days following the delivery of a written request therefor by the Indemnitee to the Company. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable expenses incurred pursuing an action to enforce this right of advancement, including expenses incurred preparing and forwarding statements to the Company to support the advances claimed.

6. Notice and Other Procedures.

(a) As soon as reasonably practicable after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof. The omission by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise.

(b) If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 6(a), the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the D&O Insurance. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of the D&O Insurance.

(c) If the Company is obligated to advance the expenses for any proceeding, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that: (i) the

Indemnitee shall have the right to employ his own counsel in any such proceeding at the Indemnitee’s expense; (ii) the Indemnitee shall have the right to employ his own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding within a reasonable period of time after having been requested to do so, then the fees and expenses of the Indemnitee’ s counsel shall be at the expense of the Company. Each of Indemnitee and the Company shall reasonably cooperate in the defense of any claim with respect to which indemnification is sought hereunder, regardless of whether Indemnitee or the Company is directing the defense thereof.

7. Determination of Right to Indemnification.

(a) To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 4 or in the defense of any claim, issue or matter described therein, the Indemnitee shall be entitled to indemnification from the Company and the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by him in connection with the investigation, defense or appeal of such proceeding.

(b) In the event that Section 7(a) is inapplicable, the Company shall also indemnify the Indemnitee unless, and only to the extent that, the Company shall prove by clear and convincing evidence to a forum listed in Subsection 7(c) that the Indemnitee’s acts were committed in bad faith, or were the result of active and deliberate fraud, and were material to the cause of action so adjudicated and that the Indemnitee in fact personally gained a financial profit or other advantage to which he was not legally entitled. Neither the failure of the Company to have made a determination prior to the commencement of a proceeding that indemnification of the Indemnitee is proper under the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company that the Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. Where there has been a written request by Indemnitee for indemnification pursuant to this Agreement, then as soon as is reasonably practicable (but in any event not later than 60 days) after final disposition of the relevant proceeding, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case.

(c) The Indemnitee shall be entitled to select the forum in which the validity of the Company’s claim under Section 7(b) hereof that the Indemnitee is not entitled to indemnification will be heard from among the following:

(i) A quorum of the Board of Directors consisting of directors who are not parties to the proceeding for which indemnification is being sought, by a committee of such directors designated by a majority vote of such directors, even though less than a quorum or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board of Directors (a copy of which shall be delivered to Indemnitee);

(ii) The stockholders of the Company;

(iii) Legal counsel selected by the Indemnitee, and reasonably approved by the Board of Directors, which counsel shall make such determination in a written opinion; or

(iv) A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected; or

(v) If a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee.

(d) As soon as practicable, and in no event later than 30 days after written notice of the Indemnitee’s choice of forum pursuant to Section 7(c), the Company shall, at its own expense, submit to the selected forum in such manner as the Indemnitee or the Indemnitee’s counsel may reasonably request, its claim that the Indemnitee is not entitled to indemnification; and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

(e) After the final decision of the forum selected pursuant to Section 7(c) is rendered, the Indemnitee and Company shall each have the right to apply to the Chancery Court of New Castle County, the court in which that proceeding is or was pending or any other court of competent jurisdiction, for the purpose of appealing the decision of such forum; provided that such right is exercised within 60 days after the final decision of such forum is rendered

(f) Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any proceeding under this Section 7 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith.

(g) If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 7(c)(v), such Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 7(c)(i) (or if Indemnitee requests that such selection be made by the Board of Directors), such Independent Counsel shall be selected by the Company in which case the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after the later of submission by Indemnitee of a written request for indemnification and the final disposition of the proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel. Upon the due commencement of any judicial proceeding or arbitration pursuant this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(h) The Company agrees to pay the reasonable fees and expenses of any Independent Counsel serving under this Agreement.

8. Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the Certificate of Incorporation or Bylaws of the Company or any subsidiary or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

(b) To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld; or

(c) To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local statutory law.

9. Successors; Binding Agreement. This Agreement shall be binding on, and shall inure to the benefit of and be enforceable by, each of the Indemnitee’s personal or legal representatives, executives, administrators, successors, heirs, distributees, devisees and by each of the Company’s successors and assigns. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner that the Company would be required to perform if no such succession or assignment had taken place.

10. Credit for Insurance; Other Indemnities. Notwithstanding any other provision of this Agreement, the amount of indemnification payable by the Company with respect to any proceeding shall be subject to a credit for amounts actually paid to Indemnitee under or pursuant to (a) D&O Insurance and (b) provisions providing indemnification in the Certificate of Incorporation, Bylaws, resolutions, agreements or other instruments of the Company or any subsidiary.

11. Indemnification of Directors. The Company hereby acknowledges that the Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by persons other than the Company (collectively, the “Other Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee are secondary) and (ii) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Company shall affect the foregoing and the Other Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. The Other Indemnitors are express third party beneficiaries of this Section 11.

12. Deposit of Funds in Trust. If the Company voluntarily decides to dissolve or to file a petition for relief under any applicable bankruptcy, moratorium or similar laws, then not later than 10 days prior to such dissolution or filing, the Company shall deposit in trust for the sole and exclusive benefit of Indemnitee a cash amount equal to all amounts previously authorized to be paid to Indemnitee hereunder, such amounts to be used to discharge the Company’s obligations to Indemnitee hereunder. Any amounts in such trust not required for such purpose shall be returned to the Company. This Section 12 shall not apply to the dissolution of the Company in connection with a transaction as to which Section 9 applies.

13. Enforcement.

(a) The Company has entered into this Agreement and assumed the obligations imposed on the Company or hereby in order to induce the Indemnitee to continue to act as an agent of the Company and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.

(b) All expenses incurred by the Indemnitee in connection with the preparation and submission of the Indemnitee’s request for indemnification hereunder shall be borne by the Company. If the Indemnitee has requested payment of any amount under this Agreement and has not received payment thereof within 10 days of such request, the Indemnitee may bring any action to enforce rights or collect moneys due under this Agreement, and, if the Indemnitee is successful in such action, the Company shall reimburse the Indemnitee for all of the Indemnitee’s fees and expenses in bringing and pursuing such action. If it is determined that the Indemnitee is entitled to indemnification for part (but not all) of the indemnification so requested, expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated among the claims, issues or matters for which the Indemnitee is entitled to indemnification for claims, issues or matter for which the Indemnitee is not so entitled. The Indemnitee shall be entitled to the advancement of such amounts to the full extent contemplated by Section 5 hereof in connection with such proceeding.

(c) The Company shall be precluded from asserting in any judicial proceeding commenced under this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

14. Presumptions and Burdens of Proof; Effect of Certain Proceedings. (a) In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of any person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by any person, persons or entity that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 7(c) of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within the 60-day period referred to in Section 7(b), the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification.

(c) The termination of any proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is in good faith reliance on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 14(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

15. Savings Clause. If any provision of this Agreement is determined by a court having jurisdiction over the matter to violate or conflict with applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Agreement, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Agreement shall be invalidated on any ground, the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

16. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some claims, issues or matters related to a proceeding, but not as to other claims, issues or matters, or for some or a portion of the expenses in the investigation, defense, appeal or settlement of any proceeding, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such claims, issues or matters or expenses to which Indemnitee is entitled.

17. Non-Exclusivity.

(a) The right to indemnification provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, provision of the Company’s Certificate of Incorporation, Bylaws, agreement, resolution or otherwise.

(b) It is the intent of the Company by this Agreement to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Company to provide broader indemnification rights than are currently permitted, the Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Agreement would provide for lesser indemnification.

18. Confidentiality. The Company and Indemnitee shall keep confidential to the extent permitted by law and their fiduciary obligations all information and determinations provided pursuant to or arising out of the operations of this Agreement and the Company and Indemnitee shall instruct their agents and employees to do likewise.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which taken together shall be deemed to constitute a single instrument.

20. Applicable Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

21. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Company and Indemnitee. Notwithstanding any amendment, modification, termination or cancellation of this Agreement or any portion hereof, Indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of Indemnitee which occur prior to such amendment, modification, termination or cancellation.

22. Gender. All pronouns and variations thereof used in this Agreement shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to may require.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the date and year first above written.

SUPERIOR ENERGY SERVICES, INC.

By:
David D. Dunlap President and Chief Executive Officer

INDEMNITEE:

By:
[NAME]

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